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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) October 18, 2007



                           GENERAL MOTORS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



            STATE OF DELAWARE                                  38-0572515
            -----------------                                  ----------
        (State or other jurisdiction of                     (I.R.S. Employer
        Incorporation or Organization)                     Identification No.)


      300 Renaissance Center, Detroit, Michigan                 48265-3000
      -----------------------------------------                 ----------
      (Address of Principal Executive Offices)                  (Zip Code)




                                 (313) 556-5000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR
    240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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


ITEM 8.01.  OTHER EVENTS

On October 18, 2007 General Motors Corporation (GM) issued a news release announcing global quarterly sales. The release is as follows:

          GM Announces Record Global Third Quarter Sales, Up 4 Percent

o Chevrolet Aveo, Corsa and Celta Drive Record Sales Surge of 22 Percent In Latin America, Africa and the Middle East

o  Record Sales in China, India Fuel 16 Percent Asia-Pacific Increase

o Opel/Vauxhall and Chevrolet Performance Drives Europe to Set Q3 Sales Record with 15 Percent Growth

o  21 Consecutive Quarters of Year-Over-Year Growth Outside the U.S.


DETROIT - General Motors sold a record 2.38 million cars and trucks around the world in the third quarter of 2007, a 4 percent increase compared with last year, according to preliminary sales figures released today. GM also reported record sales outside the United States, marking the 21st consecutive quarter of year-over-year sales increases outside the U.S.

"GM's record third quarter sales were driven by exceptionally strong demand in emerging markets and our improving competitiveness in developed markets. GM global sales of 7.06 million vehicles for the first nine months of the year reflects solid results and more than 2 percent growth. We're on track to have our second-best annual sales performance in our almost 100-year history," John Middlebrook, GM vice president, Global Sales, Service and Marketing Operations, said today. "In the third quarter we experienced record sales around the globe including a 22 percent increase in Latin America, Africa and the Middle East - an all-time quarterly record for that region - and 16 percent growth in the Asia-Pacific region. We're also pleased to post a sales gain of 15 percent in Europe where we sold more than 523,600 vehicles and set a Q3 record."

Global sales highlights include:

o Record third quarter 2007 global sales of 2.38 million vehicles, up 4 percent.

o Record third quarter sales outside the United States, marking the 21st consecutive quarter of year-over-year sales increases. At 1.34 million vehicles, Q3 2007 sales outside of the United States accounted for about 56 percent of GM's total global sales, growing at close to 14 percent compared with Q3 2006, outpacing the industry average growth rate of 10 percent.

o Record third quarter sales in the Latin America, Africa and Middle East region, up almost 22 percent to 329,400 vehicles. Record sales in Brazil were up 29 percent for the quarter. Cadillac sales were up 45 percent; Chevrolet sales were up 27 percent; Saab sales were up 17 percent and HUMMER saw a triple-digit increase in the region. For the first nine months of the year, GM LAAM region sales are up almost 20 percent, to 893,800 vehicles.

o Record third quarter sales in the Asia-Pacific region of 327,500 vehicles were 16 percent higher than the previous year's third quarter. Sales by GM China (including sales by SAIC-GM-Wuling) of 230,000 vehicles posted a more than 21 percent sales increase compared with 2006. GM is on pace to become the first group to sell 1 million vehicles a year in China. Cadillac sales were up 122 percent; Chevrolet sales were up 46 percent; and Saab sales were up 12 percent in the region. For the first nine months of the year, GM Asia-Pacific region sales are up more than 14 percent to 1.05 million vehicles.

o GM posted record third quarter sales in Europe with deliveries of 523,600 vehicles, up 15 percent. GM had the highest quarterly volume increase of the top-ten manufacturers in Europe. Growth in Russia led the increase with a record 65,700 vehicles sold, up 75 percent. GM's growth in Russia is also supported by the start of Opel Antara production in St. Petersburg. GM is on track to sell more than 200,000 vehicles in Russia this year. Chevrolet achieved record European sales of 113,000 vehicles, up 28 percent. Opel/Vauxhall grew volume more than 12 percent in Europe. Cadillac sales were up 61 percent and HUMMER sales were up 28 percent in the region. For the first nine months of the year, GM Europe regional sales are up more than 8 percent to 1.65 million vehicles.

o In North America, planned reductions in daily rental sales and softness in the U.S. market due to increasing fuel prices and concerns about housing, resulted in sales of 1.20 million vehicles, a decline of 6 percent compared with last year. Despite a competitive U.S. market for full-size pickups, GM continued to show pickup truck segment leadership in the quarter thanks to the North America Truck of the Year Chevrolet Silverado and all-new GMC Sierra. GM's mid-car and mid-utility crossover segments also saw retail sales gains on the strength of mid-cars Saturn Aura, Pontiac G6 and Chevrolet Impala, and mid-utility crossovers GMC Acadia, Saturn Outlook and Buick Enclave. The newly-launched 2008 Chevrolet Malibu is building momentum as dealer demand is taxing available supply.

Chevrolet global sales of 1.18 million vehicles in the third quarter of 2007 were up more than 5 percent compared with a year ago. The brand grew by 46 percent in Asia-Pacific, 28 percent in Europe and 27 percent in Latin America, Africa and the Middle East.

GMC sales in North America were up 8 percent in Q3, largely due to the popularity of the Acadia mid-utility crossover and all-new Sierra full-size pickup truck. Saturn sales for the first nine months of the year were up more than 13 percent due to the sales performance of three new vehicles, the Sky roadster, Aura mid-car and Outlook mid-utility crossover vehicle.

Note: Global sales results are based on preliminary numbers reported and have been rounded.

General Motors Corp. (NYSE: GM), the world's largest automaker, has been the annual global industry sales leader for 76 years. Founded in 1908, GM today employs about 280,000 people around the world. With global headquarters in Detroit, GM manufactures its cars and trucks in 33 countries. In 2006, nearly
9.1 million GM cars and trucks were sold globally under the following brands:
Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, HUMMER, Opel, Pontiac, Saab, Saturn and Vauxhall. GM's OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on GM can be found at www.gm.com.

Note: GM sales and production results are available on GM Media OnLine at http://media.gm.com by clicking on News, then Sales/Production. In this press release and related comments by General Motors management, we use words like "expect," "anticipate," "estimate," "forecast," "objective," "plan," "goal" and similar expressions to identify forward-looking statements, representing our current judgment about possible future events. We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include: the pace of introductions and market acceptance of new products; the effect of competition on our markets and significant changes in the competitive environment; price increases or shortages of fuel; and changes in laws, regulations or tax rates. GM's most recent annual report on Form 10-K and quarterly report on Form 10-Q provide information about these factors, which may be revised or supplemented in future reports to the SEC on Form 10-Q or 8-K.


                                      # # #

                           General Motors Corporation
                             Global Vehicle Sales(1)

                                Q3                          CYTD
                   -----------------------------------------------------------
                         2007       2006  % Chg       2007       2006   % Chg
                   -----------------------------------------------------------
GMNA
    Chevrolet         700,391    749,260   -6.5  2,039,738  2,197,389    -7.2
    GMC               156,197    144,756    7.9    436,278    410,068     6.4
    Pontiac           135,329    150,180   -9.9    375,143    421,105   -10.9
    Saturn             69,730     71,576   -2.6    209,694    184,993    13.4
    Cadillac           59,494     62,351   -4.6    162,456    177,817    -8.6
    Buick              57,594     70,215  -18.0    156,471    207,866   -24.7
    HUMMER             16,487     21,512  -23.4     45,084     56,670   -20.4
    Saab                9,284     10,751  -13.6     27,661     29,893    -7.5
    Opel/Vauxhall         473        328   44.2      1,512      1,169    29.3
    Other               1,173      3,859  -69.6      7,906     11,050   -28.5
                   -----------------------------------------------------------

    Total           1,206,152  1,284,788   -6.1  3,461,943  3,698,020    -6.4

GME
    Opel/Vauxhall     389,494    347,408   12.1  1,252,909  1,203,533     4.1
    Chevrolet         113,029     88,337   28.0    329,304    250,263    31.6
    Saab               19,292     19,687   -2.0     64,580     70,359    -8.2
    Cadillac            1,256        781   60.8      3,769      2,594    45.3
    HUMMER                519        407   27.5      1,520      1,363    11.5
    Other                   0        161      0          0        519       0
                   -----------------------------------------------------------

    Total             523,590    456,781   14.6  1,652,082  1,528,631     8.1

GMLAAM
    Chevrolet         296,824    233,194   27.3    798,265    643,882    24.0
    Opel/Vauxhall      12,872     15,456  -16.7     37,877     39,990    -5.3
    GMC                 5,976      9,585  -37.7     21,573     27,113   -20.4
    HUMMER              3,269        634  415.6      5,996      2,221   170.0
    Cadillac              847        583   45.3      2,619      1,753    49.4
    Buick                 182        185   -1.6        726        629    15.4
    Saab                  104         89   16.9        348        314    10.8
    Other               9,324     10,768  -13.4     26,386     29,828   -11.5
                   -----------------------------------------------------------

    Total             329,398    270,494   21.8    893,790    745,730    19.9

GMAP
    Wuling(2)         104,669     86,504   21.0    384,388    314,000    22.4
    Buick              80,059     72,837    9.9    237,557    218,677     8.6
    Chevrolet          69,346     47,552   45.8    194,511    165,761    17.3
    Holden             39,217     37,808    3.7    121,124    118,210     2.5
    Daewoo             30,185     35,094  -14.0    102,335     91,472    11.9
    Cadillac            1,615        728  121.8      5,574      2,810    98.4
    Opel/Vauxhall       1,061      1,536  -30.9      4,019      4,861   -17.3
    Saab                  949        846   12.2      2,981      2,981     0.0
    HUMMER                 90        248  -63.7        321        857   -62.5
    Other                 331        270   22.6        748        688     8.7
                   -----------------------------------------------------------

    Total             327,522    283,423   15.6  1,053,558    920,317    14.5

GLOBAL
    Chevrolet       1,179,590  1,118,343    5.5  3,361,818  3,257,295     3.2
    Opel/Vauxhall     403,900    364,728   10.7  1,296,317  1,249,553     3.7
    GMC               162,173    154,341    5.1    457,851    437,181     4.7
    Pontiac           135,329    150,180   -9.9    375,143    421,105   -10.9
    Buick             137,835    143,237   -3.8    394,754    427,172    -7.6
    Wuling            104,669     86,504   21.0    384,388    314,000    22.4
    Saturn             69,730     71,576   -2.6    209,694    184,993    13.4
    Cadillac           63,212     64,443   -1.9    174,418    184,974    -5.7
    Holden             39,217     37,808    3.7    121,124    118,210     2.5
    Daewoo             30,185     35,094  -14.0    102,335     91,472    11.9
    Saab               29,629     31,373   -5.6     95,570    103,547    -7.7
    HUMMER             20,365     22,801  -10.7     52,921     61,111   -13.4
    Other              10,828     15,058  -28.1     35,040     42,085   -16.7
                   -----------------------------------------------------------

    Total           2,386,662  2,295,486    4.0  7,061,373  6,892,698     2.4

Notes:

(1)  Quarterly sales data is preliminary and subject to change
(2) Wuling volumes are included in china due to the combination of the market environment and GM's equity position

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)



Date:  October 18, 2007              By:  /s/NICK S. CYPRUS
                                     ---  -----------------
                                          (Nick S. Cyprus
                                           Controller and
                                           Chief Accounting Officer)